                                   Exhibit 11

Net Income Per Common Share
---------------------------
for the nine months ended September 30, 1996 and 1995


                                       September 30, 1996   September 30, 1995
                                       ------------------   ------------------
                                          (unaudited)          (unaudited)
Net Income Per Common Share Primary:
-----------------------------------
Net income before extraordinary item      $1,810,240            $3,300,408
Extraordinary item                        $      -0-            $   62,000
                                          ----------            ----------

Net income                                $1,810,240            $3,238,408
                                          ----------            ----------
  Less preferred dividends                    98,063               145,288
                                          ----------            ----------
Net income available to common
 stockholders                              1,712,177             3,093,120

Average shares outstanding                 5,455,160             3,855,189
Common stock equivalents                   1,454,900               630,750
                                          ----------            ----------
Adjusted average shares outstanding        6,910,060             4,485,939

Primary earnings per share before
 extraordinary item                       $     0.25            $     0.71
                                          ----------            ----------

Primary earnings per share                $     0.25            $     0.69
                                          ----------            ----------
Net Income Per Common Share Fully
---------------------------------
 Diluted:
 -------

Net income before extraordinary item      $1,810,240            $3,300,408

Extraordinary item                        $      -0-            $   62,000
                                          ----------            ----------

Net Income                                $1,810,240            $3,238,408
                                          ----------            ----------

Average shares outstanding                 5,455,160             3,801,442
Common Stock equivalents                   1,831,609             2,182,857
                                          ----------            ----------
Average Shares outstanding assuming
 full dilution                             7,286,769             5,984,299

Fully diluted earnings per share
 before extraordinary item                $     0.25            $     0.55
                                          ----------            ----------

Fully diluted earnings per share          $     0.25            $     0.54
                                          ----------            ----------

                                   Exhibit 11

Net Income Per Common Share
---------------------------
for the three months ended September 30, 1996


                                       September 30, 1996   September 30, 1995
                                       ------------------   ------------------
                                          (unaudited)          (unaudited)
Net Income Per Common Share Primary:
-----------------------------------

Net Income before extraordinary item      $  209,627            $  170,323
Extraordinary item                        $      -0-            $   62,000
                                          ----------            ----------
Net income                                $  209,627            $  108,323
 Less preferred dividends                     20,411                45,916
                                          ----------            ----------
Net income available to common
 shareholders                                189,216                62,407

Average shares outstanding                 5,732,815             3,966,123
Common stock equivalents-convertible
 preferred                                 1,454,900               630,750
                                          ----------            ----------
Adjusted average shares outstanding        7,187,716             4,596,873

Primary earnings per common share
 before extraordinary item                $     0.03            $     0.03
                                          ----------            ----------

Primary earnings per common share         $     0.03            $     0.01
                                          ----------            ----------
Net Income Per Common Share Fully
---------------------------------
 Diluted:
 -------
Net income before extraordinary item      $  209,627            $  170,323
Extraordinary item                        $      -0-            $   62,000
                                          ----------            ----------
Net income                                $  209,627            $  108,323

Average shares outstanding                 5,732,815             3,966,123
Common Stock equivalents                   1,831,608             2,182,857
                                          ----------            ----------
Average Shares outstanding assuming
 full dilution                             7,564,424             6,148,980

Fully diluted earnings per share
 before extraordinary item                $     0.03            $     0.03
                                          ----------            ----------

Fully diluted earnings per share          $     0.03            $     0.02
                                          ----------            ----------